EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer, President and Director of Vestin Group, Inc. (the “Registrant”), and Lance K. Bradford, as Chief Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. §1350, that

(1)	the Registrant’s Report on Form 10-KSB/A for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: April 14, 2004	/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer, President and Director

Dated: April 14, 2004	/s/ Lance K. Bradford
Lance K. Bradford
Chief Financial Officer